Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Jon Isaac, the President and Chief Executive Officer of Live Ventures Incorporated, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Live Ventures Incorporated on Form 10-K for the fiscal year ended September 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Live Ventures Incorporated.

Date: December 29, 2016	/s/ Jon Isaac

Jon Isaac
President and Chief Executive Officer
(Principal Executive and Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Live Ventures Incorporated and will be retained by Live Ventures Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.